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                                   EXHIBIT 16


                                BHARTI SUDAN, CPA
                                  [LETTERHEAD]


March 26, 2002



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

I have read Item 4 of the Report on Form 8-K of StarMed Group, Inc. and I agree with statements contained therein as they relate to our firm.


Very truly yours,


/s/Bharti Sudan
---------------------------
Bharti sudan
Certified Public Accountant